THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           CONVERTIBLE PROMISSORY NOTE

$2,500,000.00                                                  February 18, 2005

         FOR VALUE RECEIVED, Incentra Solutions, Inc., a Nevada corporation (the "Company") and any successor corporation to the Company, hereby promises to pay to the order of ALFRED CURMI and his assigns (together with his assigns, "Payee"), the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) on the terms set forth below. The Company promises to pay interest on the principal amount of this Note in arrears from and including the date hereof on the principal balance from time to time outstanding, computed daily, at an annual rate of one-half percent (1/2%). Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days. Notwithstanding any other provision of this Note, the holder hereof does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

         An initial payment of principal and interest in the amount of One Hundred Twenty Five Thousand Eight Hundred Sixty One Dollars ($125,861.00) shall be due and payable without notice or demand on May 1, 2005. Thereafter, eight
(8) consecutive quarterly payments of principal and interest in the amount of Two Hundred Fifty One Thousand Seven Hundred Twenty Two and 00/100 Dollars ($251,722.00) shall be due and payable without notice or demand on the first day of each August, November, February and May during the period beginning on August 1, 2005 and ending on May 1, 2007, and a final payment of principal and interest under this Note in the amount of Three Hundred Seventy Seven Thousand Five Hundred Eighty Three and 00/100 Dollars ($377,583.00) shall be due and payable without notice or demand on August 1, 2007. For purposes of this Note, each such date on which payment is due shall be referred to as a "Payment Due Date". Payments shall be made by wire transfer of immediately available United States federal funds sent to an account or accounts designated by the holder in accordance with the instructions furnished to the Company for that purpose; PROVIDED, HOWEVER, Payee shall have the right, at Payee's sole and absolute option, to delay any quarterly payment until no later than August 1, 2007.

         This Note constitutes the "Promissory Note" described in that certain Agreement and Plan of Merger dated February _, 2005 (the "Merger Agreement"), by and among the Company, Payee, Star Solutions of Delaware, Inc., a Delaware corporation, Incentra Merger Corp., a Delaware corporation and is entitled to all of the benefits of the Merger Agreement and the Registration Rights Agreement. Unless defined herein, capitalized terms used herein that are defined in the Merger Agreement have the meaning given to such terms in the Merger Agreement.

         Upon the happening of any of the following events, each of which shall constitute a default hereunder (herein referred to as an "Event of Default"), the entire unpaid principal balance and accrued interest evidenced by this Note and all other liabilities of the Company to the Payee evidenced by this Note, shall thereupon or thereafter, at the option of the Payee, without notice or demand, become due and payable: (a) failure of the Company to pay in full, within ten (10) days after the applicable due date hereof, any installment of principal and/or interest under this Note or any other charge or liability hereunder; (b) failure of the Company to perform any other agreement hereunder;
(c) the Company shall make an assignment for the benefit of creditors; (d) the Company shall petition or apply to any court or other tribunal for the appointment of a custodian, receiver or any trustee or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (e) if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Company in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more; (f) the Company by any act or omission shall indicate consent to, approval of or fail to timely object to any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; (g) the Company shall generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature;
(h) the Company shall have made or suffered a transfer of any of its property in contravention of any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; (i) the taking of possession of any substantial part of the property of the Company at the instance of any governmental authority; or (j) the failure of the Company to perform any material agreement or covenant under the Merger Agreement, the Registration Rights Agreement, the Consulting Agreement or any other material agreement between or including the Company and the Payee.

         If the principal of this Note or any portion hereof and, to the extent permitted by law, interest hereon shall not be paid when due, whether by acceleration or otherwise, the same shall bear interest for any period during which the same shall be overdue at the rate of twelve percent (12%) per annum, and payable on demand.

         The Company agrees to pay all costs, charges and expenses incurred by the Payee and its assigns (including, without limitation, costs of collection, court costs, and reasonable attorneys' fees and disbursements) in connection with the successful enforcement of the Payee's rights under this Note (all such costs, fees and expenses being herein referred to as "Costs"). The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof. The rights and remedies of the holder as provided herein shall be cumulative and concurrent and in addition to any other rights the Payee may have at law, in equity or otherwise, and may be pursued singularly, successively or together at the sole discretion of the holder and may be exercised as often as occasion therefor shall occur. The Company agrees that any delay or failure on the part of the Payee in exercising any rights or remedies hereunder will not operate as a waiver of such rights, and further agrees that any payments and prepayments received hereunder will be applied first to Costs, then to interest and the balance to principal. The Payee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies. All payments under this Note shall be made without counterclaim, offset or defense of any kind.

         This Note will be registered on the books of the Company or its agent as to principal and interest. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided however that the Company shall not assign this Note without the prior written consent of the Payee. Any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee. The Payee and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Payees.

         Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the third business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:

         if to the Company, at

                  Incentra Solutions, Inc.
                  1140 Pearl Street
                  Boulder, CO 80302
                  Attn:  Chief Executive Officer

and, if to the holder, at the most recent address provided to the Company by the holder for such purpose; or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

         Without limiting any of Payee's rights under this Note, Payee shall have the right, which right may be exercised at Payee's sole and absolute discretion, at any time from the end of each calendar quarter immediately preceding a Payment Due Date until and including one (1) day prior to such Payment Due Date (each such period, an "Exercise Period"), to convert (the "Conversion") all or any portion of the principal and/or accrued interest due under this Note on such Payment Due Date into such number of fully paid and nonassessable shares of the common stock, par value $.001 per share, of the Company (the "Company Common Stock"), as shall be provided herein. For purposes of this Note, the price at which each share of Company Common Stock may be acquired upon any Conversion shall be equal to the greater of (i) $0.40, or (ii) seventy percent (70%) of the average closing price of Purchaser Common Stock, as reported on Bloomberg L.P. on the Principal Market, for the ten (10) consecutive trading days ending on and including the last day of the calendar quarter immediately preceding the Payment Due Date on which the payment that is being converted is due (the "Conversion Price"). Payee may exercise the Conversion right hereunder as to any payment of principal and/or interest that will become due on a Payment Date by giving written notice (the "Conversion Notice") to the Company of the exercise of such right at any time during the applicable Exercise Period and stating the name or names in which the stock certificate or stock certificates for the shares of Company Common Stock are to be issued and the address to which such certificates shall be delivered. If prepayment of principal and/or interest is permitted under this Note, then the Company shall provide Payee at least ten (10) days' advance written notice (each, a "Prepayment Notice") of any proposed prepayment (each, a "Proposed Prepayment") specifying the date of prepayment (each, a "Prepayment Date") and the amounts that are proposed to be prepaid. In addition to the conversion rights set forth above, the Payee shall have the right, which right may be exercised at Payee's sole and absolute discretion, to convert (a "Prepayment Conversion") all or any portion of such Proposed Prepayment amount to shares of the Company Common Stock at a conversion price equal to the greater of (i) $0.40, or (ii) seventy percent (70%) of the average closing price of Purchaser Common Stock, as reported on Bloomberg L.P. on the Principal Market, for the ten (10) consecutive trading days ending on and including the date on which the Prepayment Notice is required to be given to Payee hereunder (the "Prepayment Conversion Price"). Payee may exercise the Prepayment Conversion right hereunder as to any Proposed Prepayment by giving written notice (the "Prepayment Conversion Notice") to the Company of the exercise of such right at any time during the ten (10) day period after the date on which Payee receives the Prepayment Notice (the "Prepayment Conversion Exercise Period") and stating the name or names in which the stock certificate or stock certificates for the shares of Company Common Stock are to be issued and the address to which such certificates shall be delivered. The number of shares of Company Common Stock that shall be issuable upon conversion of the Note shall equal the amount of principal and/or interest requested by Payee to be converted (the "Conversion Amount") divided by the Conversion Price (or the Prepayment Conversion Price, as applicable) in effect on the date the Conversion Notice (or the Prepayment Conversion Notice, as applicable) is given (the "Conversion Date"). Within ten (10) business days after the Conversion Date, the Company shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated in the Conversion Notice (or the Prepayment Conversion Notice, as applicable), a stock certificate or stock certificates of the Company representing the number of shares of Company Common Stock to which Payee is entitled and, in exchange for this Note, an executed replacement Convertible Promissory Note representing the balance of the Note not converted into shares of Company Common Stock. Any Conversion of principal hereunder shall be applied to the remaining installments of principal in the inverse order of their maturities, and the payment schedule of the replacement Convertible Promissory Note shall reflect such application. In the case of any capital reorganization, reclassification or recapitalization of the Company Common Stock, then the conversion privilege in effect immediately before such action shall be adjusted so that the Payee may receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or recapitalization by a holder of the number of shares of Company Common Stock into which this Note could have been converted immediately prior to such reorganization, reclassification or recapitalization; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the Payee may be entitled to and to make provisions for the protection of the conversion rights as herein provided. In case securities or property other than shares of Company Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Note to the Company

Common Stock shall be deemed to apply, so far as appropriate and as nearly as practicable, to such other securities or property. The Company will not, by amendment of its Organizational Documents or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Payee against impairment. No fractional shares of the Company Common Stock are to be issued upon the Conversion (or the Prepayment Conversion, as applicable) of this Note. In lieu of delivering any fractional shares to which the Payee would otherwise be entitled, the number of shares of Company Common Stock shall be rounded to the nearest whole number. As soon as practicable after the date hereof, the Company shall take all necessary actions, including but not limited to, amending the Company's articles of incorporation, to ensure that the Company will have sufficient shares of duly authorized but unissued Company Common Stock reserved to issue upon conversion of this Note or any part thereof. Notwithstanding anything contained herein, any portion of the payment which is due on a Payment Due Date or a Prepayment Date, as applicable, that is not converted by Payee pursuant this provision shall be paid in full to Payee on such Payment Due Date or Prepayment Date, as applicable.

         This Note is made under and shall be governed by and construed in accordance with the internal laws of, and enforced by the courts located within, the State of Colorado.

          IN WITNESS WHEREOF, the Company has executed this Note under seal as of the date first written above.

                                                 INCENTRA SOLUTIONS, INC.


                                                 By: /s/Thomas P. Sweeney III
                                                     ---------------------------
                                                     Thomas P. Sweeney III
                                                     Chief Executive Officer



MIAMI 405091.8
2/16/05

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